UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[X]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to §240.14a-12

CHINA GENGSHENG MINERALS, INC.
(Name of Registrant as Specified In Its Charter)

_______________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials:

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

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	(4)	Date Filed:

China GengSheng Minerals, Inc.
No.88 Gengsheng Road, Dayugou Town, Gongyi
Henan, People’s Republic of China 451271

[      ], 2013

Dear Stockholder:

On behalf of the Board of Directors, I cordially invite you to attend the Special Meeting of Stockholders of China GengSheng Minerals, Inc., which will be held at No.88 Gengsheng Road, Dayugou Town, Gongyi, Henan, People’s Republic of China 451271, on September 2, 2013, commencing at 10 a.m., local time. The matters to be acted upon at the meeting are described in the attached Notice of Special Meeting of Stockholders and Proxy Statement.

Your vote on the business to be considered at the meeting is important, regardless of the number of shares you own. Whether or not you plan to attend the meeting, please complete, sign and date the accompanying proxy card and promptly return it in the enclosed prepaid envelope prior to the meeting so that your shares may be represented at the meeting. Returning the proxy card does not deprive you of your right to attend the meeting and to vote your shares in person.

Sincerely yours,

/s/Shunqing Zhang
Shunqing Zhang
Chief Executive Officer

CHINA GENGSHENG MINERALS, INC.
No. 88 Gengsheng Road
Dayugou Town, Gongyi, Henan
People’s Republic of China 451271

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON SEPTEMBER 2, 2013

Notice is hereby given that the Special Meeting of Stockholders (“Special Meeting”) of China GengSheng Minerals, Inc., a Nevada corporation, will be held on Monday, September 2, 2013, at 10 a.m., local time, at No.88 Gengsheng Road, Dayugou Town, Gongyi, Henan, People’s Republic of China 451271, for the following purposes:

1.

To consider and vote upon a proposal to voluntarily withdraw the Company’s common stock from listing on the NYSE MKT by submitting a written notice to the NYSE MKT of its intention to withdraw and subsequently a Form 25 and subject to meeting certain conditions, to file with the SEC a Form 15 to terminate the registration of the Company's common stock under Section 12(g) of the Exchange Act of 1934, as amended (the “Exchange Act”) and to suspend the Company's duty to file reports under the Exchange Act; and

2.	To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on August 1, 2013 as the record date (“Record Date”) for determining the stockholders entitled to notice of, and to vote at, the Special Meeting or any adjournments. A list of such stockholders will be available for inspection by any stockholder during ordinary business hours at our principal place of business at No. 88 Gengsheng Road, Dayugou Town, Gongyi, Henan, People’s Republic of China 451271, for the ten day period preceding the Special Meeting. The stockholder list also will be available for inspection by any stockholder at the time and place of the Special Meeting. Please mark, sign and date the enclosed proxy card and mail it promptly in the accompanying envelope.

By Order of the Board of Directors,

/s/ Xiangyang Zhang
Xiangyang Zhang
Secretary

Henan, People’s Republic of China
[      ], 2013

IMPORTANT

Whether or not you expect to attend the Special Meeting, please complete, sign and date the enclosed proxy card and return it in the envelope provided. In the event you attend the Special Meeting, you may revoke your proxy and vote your shares in person.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting to Be Held on September 2, 2013:

Our proxy statement and proxy card are available at www.proxyvote.com.

Voting By Telephone or Internet. Please call the toll-free telephone number on the proxy card (800-690-6903) and follow the recorded instructions; or access our secure website registration page through the Internet (at www.proxyvote.com) , as identified on the proxy card and follow the instructions, using the unique control number printed on the proxy card.

CHINA GENGSHENG MINERALS, INC.
No. 88 Gengsheng Road
Dayugou Town, Gongyi, Henan
People’s Republic of China
(86) 371-64059818

PROXY STATEMENT
SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON MONDAY, SEPTEMBER 2, 2013

GENERAL INFORMATION

The Board of Directors of China GengSheng Minerals, Inc., a Nevada corporation (“we,” “us”, “our” or the “Company”), is furnishing this Proxy Statement to the holders of its common stock, in connection with its solicitation of proxies for use at the Special Meeting of Stockholders (the “Special Meeting”) to be held at No.88 Gengsheng Road, Dayugou Town, Gongyi, Henan, People’s Republic of China 451271, at 10 a.m., local time, on Monday, September 2, 2013, and at any and all adjournments thereof. You may obtain directions to the location of the Special Meeting by visiting www.gengsheng.com/SpecialMeeing.

Our principal executive offices are located at No.88 Gengsheng Road, Dayugou Town, Gongyi, Henan, People’s Republic of China 451271 and our telephone number is (86) 371-64059818.

Purpose of the Special Meeting

At the Special Meeting, our stockholders will be asked to consider and vote upon the following matters:

1.

To consider and vote upon a proposal to voluntarily withdraw our common stock from listing on the NYSE MKT   by submitting a written notice to the NYSE MKT of our intention to withdraw and subsequently a Form 25 and to file with the SEC a Form 15 to terminate the registration of our common stock under Section 12(g) of the Exchange Act and to suspend our duty to file reports under the Exchange Act; and

2.	To transact such other business as may properly come before the meeting or any adjournment thereof.

Revocation of Proxies

A proxy delivered pursuant to this solicitation is revocable at the option of the person giving it at any time before it is exercised. A proxy may be revoked, prior to its exercise, by executing and delivering a later dated proxy, by delivering written notice of the revocation of the proxy to the Secretary of China GengSheng Minerals, Inc. prior to the Special Meeting or by attending and voting at the Special Meeting. Attendance at the Special Meeting, in and of itself, will not constitute a revocation of a proxy. Unless previously revoked, the shares represented by the enclosed proxy will be voted in accordance with the stockholder’s directions if the proxy card is duly executed and returned prior to the Special Meeting. If no directions are specified, the shares will be voted in accordance with the recommendation of the Board of Directors and the discretion of the named proxies on other matters brought before the Special Meeting.

This Proxy Statement and the enclosed proxy card are first being released to stockholders on or about [      ], 2013.

Dissenters’ Right of Appraisal

Holders of shares of our common stock do not have appraisal rights under Nevada law or under the governing documents of the Company in connection with this solicitation.

Solicitation of Proxies

We will bear the expense of preparing, printing and mailing this Proxy Statement and soliciting the proxies we are seeking. In addition to the use of the mails, proxies may be solicited by our officers, directors and employees, in person or by telephone, e-mail or facsimile transmission. We also will request brokerage firms, banks, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of the underlying shares as of the Record Date and will reimburse the cost of forwarding the proxy materials in accordance with customary practice. Your cooperation in promptly completing, signing and returning the enclosed proxy card will help to avoid additional expense.

Outstanding Shares, Voting Rights and Quorum

Our common stock is the only class of securities entitled to vote at the Special Meeting. The close of business on August 1, 2013 has been fixed as the record date (“Record Date”) for the determination of our stockholders entitled to notice of, and to vote at, the Special Meeting. Only stockholders of record at the close of business on the Record Date will be entitled to notice of, and to vote at, the Special Meeting. As of the Record Date, we had outstanding [      ] shares of common stock. Each outstanding share of common stock entitles the holder to one vote on all matters submitted to the stockholders. There is no cumulative voting.

The holders of a majority of the shares of our common stock issued and outstanding and entitled to vote at the Special Meeting, present in person or by proxy, will constitute a quorum. Both abstentions and “broker non-votes” will be treated as present for purposes of determining a quorum. A “broker non-vote,” however, does not count as a vote in favor of or against a particular proposal for which the broker has no discretionary voting authority. “Broker non-votes” are votes that brokers holding shares of record for their customers (i.e., in “street name”) are not permitted to cast under applicable stock market regulations because the brokers have not received instructions (or have received incomplete instructions) from their customers as to certain proposals, and, therefore, the brokers have advised us that they lack voting authority.

Required Votes for Each Proposal to Pass

Assuming the presence of a quorum at the Special Meeting:

Broker
Discretionary
Proposal	Vote Required	Vote Allowed

Voluntary withdrawal of our common stock from listing on the NYSE MKT by submitting a written notice to the NYSE MKT of our intention to withdraw and subsequently a Form 25 and subject to meeting certain conditions, the filing with the SEC of a Form 15 to terminate the registration of our common stock under Section 12(g) of the Exchange Act and to suspend our duty to file reports under the Exchange Act

	A majority of the votes cast	Yes

Voting Procedures

With regard to each of the proposals, you may vote in favor of each proposal or against each proposal, or in favor of some proposals and against others, or you may abstain from voting on any or all of the proposals. You should specify your respective choices on the accompanying proxy card or your vote instruction form.

Delivery of Proxy Materials to Households

Only one copy of this proxy statement is being delivered to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders.

We will deliver promptly upon written or oral request a separate copy of this proxy statement upon such request. If you share an address with at least one other stockholder, currently receive one copy of our annual report and proxy statement at your residence, and would like to receive a separate copy of our annual report and proxy statement for future stockholder meetings of the Company, please specify such request in writing and send such written request to China GengSheng Minerals, Inc., No.88 Gengsheng Road, Dayugou Town, Gongyi, Henan, People’s Republic of China 451271, Attention: Secretary, Telephone: (86) 371-64059818.

If you share an address with at least one other stockholder and currently receive multiple copies of annual report and proxy statement, and you would like to receive a single copy of annual report and proxy statement, please specify such request in writing and send such written request to China GengSheng Minerals, Inc., No.88 Gengsheng Road, Dayugou Town, Gongyi, Henan, People’s Republic of China 451271, Attention: Secretary, Telephone: (86) 371-64059818.

Interest of Officers and Directors in Matters to Be Acted Upon

None of our officers or directors has any interest in any of the matters to be acted upon at the Special Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our common stock as of July 15, 2013 (i) by each person who is known by us to beneficially own more than 5% of our common stock; (ii) by each of our officers and directors; and (iii) by all of our officers and directors as a group.

Unless otherwise specified, the address of each of the persons set forth below is in care of GengSheng International, No. 88 Gengsheng Road, Dayugou Town, Gongyi, Henan, China 451271.

			Amount &
	Office, if Any		Nature of
Name & Address of	Officers and		Beneficial	Percent of
Beneficial Owner	Directors	Title of Class	Ownership (1)	Class (2)

Shunqing Zhang	Chief Executive Officer, Chairman of the Board and President	Common Stock, $0.001 par value	15,231,748	56.83%
Shuxian Li	Interim Chief Financial Officer	Common Stock, $0.001 par value	0	*
Jeffrey Friedland	Independent Director	Common Stock, $0.001 par value	0	*
Jingzhong Yu	Independent Director	Common Stock, $0.001 par value	0	*
Ningsheng Zhou	Director	Common Stock, $0.001 par value	0	*
Hsin-I Lin	Independent Director	Common Stock, $0.001 par value	0	*
All officers and directors as a group (6 persons named above)		Common Stock, $0.001 par value	15,231,748	56.83%
* Less than 1%

1Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Each of the beneficial owners listed above has direct ownership of and sole voting power and investment power with respect to the shares of our common stock.

2As of July 15, 2013, a total of 26,803,044 shares of our common stock are considered to be outstanding pursuant to SEC Rule 13d-3(d)(1). For each beneficial owner above, any options exercisable within 60 days have been included in the denominator.

Changes in Control

There are no arrangements known to us, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change in control of our Company.

PROPOSAL ONE:
TO APPROVE AND RATIFY THE VOLUNTARY WITHDRAWAL OF OUR COMMON STOCK
FROM LISTING ON THE NYSE MKT BY SUBMITTING A WRITTEN NOTICE TO THE NYSE MKT
OF OUR INTENTION TO WITHDRAW AND SUBSEQUENTLY A FORM 25 AND SUBJECT TO
MEETINGCERTAIN CONDITIONS, THE FILING WITH THE SEC OF A FORM 15 TO TERMINATE
THE REGISTRATION OF OUR COMMON STOCK UNDER SECTION 12(g) OF THE EXCHANGE ACT
AND TO SUSPEND OUR DUTY TO FILE REPORTS UNDER THE EXCHANGE ACT

General

Our stockholders are being asked to act upon a proposal to approve and ratify the voluntary withdrawal of our common stock from listing on the NYSE MKT (“MKT Delisting”) by submitting a written notice to the NYSE MKT of our intention to withdraw and subsequently a Form 25 and subject to meeting certain conditions, the filing with the SEC of a Form 15 to terminate the registration of our common stock under Section 12(g) of the Exchange Act and to suspend our duty to file reports under the Exchange Act (“Exchange Act Deregistration”). Our Board determined that the MKT Delisting and Exchange Act Deregistration (collectively, “Transactions”) are in the best interest of the Company and its stockholders and has unanimously approved the Transactions on July 2, 2013. Our Board now directs that this proposal to approve and ratify the Transactions be submitted to the stockholders for consideration and action.

The Transactions are not required to be submitted to a vote of our stockholders for approval and ratification. However, we are submitting this matter to the stockholders as a matter of good corporate governance and to determine the wishes of our stockholders. Even if the Transactions are approved and ratified, the Board may, in its discretion, elect not to proceed with the Transactions if they subsequently determine it would not be in the best interests of the Company and its stockholders to do so.

In the event of a negative vote on such approval and ratification, our Board will consider the wishes of the stockholders but reserves the right to proceed with one or both of the Transactions at its sole and absolute discretion.

Our common stock is currently listed on the NYSE MKT. Pursuant to Rule 12d2-2 of the Exchange Act and the NYSE MKT Rule 1010 (d), we may voluntarily withdraw our common stock from listing on the NYSE MKT and terminate its registration under Section 12(b) of the Exchange Act by filing a Form 25 with the SEC. We must give notice of our intention to file the Form 25 and issue a press release announcing that intention ten days prior to filing the Form 25. The delisting will become effective ten days after filing the Form 25 and the actual termination of registration under Section 12(b) will become effective 90 days after filing the Form 25.

Our common stock is also currently registered under Section 12(g) of the Exchange Act. We are permitted to terminate such registration if there are fewer than 300 record holders of outstanding shares of our common stock. As of August 1, 2013, we had approximately [       ] record holders of our common stock. We intend to file a Form 15 to terminate the registration of our common stock under Section 12(g) of the Exchange Act and to suspend our duty to file reports under the Exchange Act as promptly as possible after the effective date of the Form 25.

Reasons for the Transactions

Our Board has decided that the costs of being a public reporting company currently outweigh the benefits and, thus, it is no longer in our best interests or the best interests of our stockholders for us to remain a public reporting company. Our Board considered many factors in unanimously approving the Transactions at this time, including the following:

  The nature and limited extent of the trading in our common stock as well as the market value that the public markets are currently applying to us.

  The direct and indirect costs associated with listing of our common stock on the NYSE MKT and the preparation and filing of our periodic reports with the SEC, which we estimate at approximately $581,000 annually, consisting of the following:

Legal fees	$60,000
Outside audit and Sarbanes-Oxley documentation consulting fees	$176,000
Stock exchange and annual meeting expenses	$32,000
Edgar and XBRL filing fees	$6,000
Director fees	$77,000
Director and officer insurance	$140,000
Accounting and finance personnel expenses	$90,000

  The fact that many other typical advantages of being a public company, including enhanced access to capital and the ability to use equity securities to acquire other businesses, are not currently sufficiently available to us to justify such costs.

  The current level of analyst coverage and limited liquidity for our common stock under current and reasonably foreseeable market conditions.

  The ability of our management to focus on long-term growth without an undue emphasis on short-term financial results.

  We have had increasing difficulty obtaining financing, notwithstanding being a publicly reporting company.

  The Company’s current financial condition has made it imperative for the Company to seek ways to reduce expenses. Due to our recent losses, together with the worldwide economic downturn and the general lack of credit even for companies with strong balance sheets and positive operating results, our difficulties in obtaining financing are increasing. We may not be successful in obtaining necessary financing on acceptable terms, if at all.

  Our Board does not presently intend to raise capital through sales of securities in a public offering or to acquire other businesses or entities using stock as consideration. Accordingly, we are not likely to make use of the advantages for raising capital, effecting acquisitions or other purposes that our status as a reporting company may offer.

In light of these factors, our Board reasonably believes that we should voluntarily withdraw the listing of our common stock on the NYSE MKT and file a Form 15 to terminate the registration of our common stock under Section 12(g) the Exchange Act and to suspend our duty to file reports under the Exchange Act.

Effects of the Transactions

Upon shareholder approval of the Transactions, we will submit a notice to the NYSE MKT of our intent to withdraw our common stock from listing and publish notice of such intention via a press release. We will then file with the SEC a Form 25 in order to effect the voluntary delisting of our common stock from the NYSE MKT, no fewer than ten days after the date of notice. Our common stock will be delisted from NYSE MKT ten days after the filing of the Form 25 and we anticipate our common stock will be quoted on the OTC markets following the delisting from the NYSE MKT.

Subject to meeting certain conditions, we will file a Form 15 to terminate registration of our common stock under Section 12(g) of the Exchange Act and to suspend our duty to file reports under the Exchange Act at least ten days after the date the Form 25 is filed. Following the termination of registration of our common stock under Section 12(g) of the Exchange Act which becomes effective 90 days after filing of the Form 15, our obligation to file periodic and other filings with the SEC will be suspended. Specifically, many of the provisions of the Exchange Act will no longer applicable to us, including the short-swing profit provisions of Section 16, the proxy solicitation rules under Section 14 and the stock ownership reporting rules under Section 13. In addition, we will no longer be required to have our financial statements audited, our officers will no longer be required to certify to the accuracy of our financial statements, and shareholders may be deprived of the ability to dispose of their common stock under Rule 144 promulgated under the Securities Act.

We will no longer incur external auditor fees, consulting and legal fees related to being a public company, including expenses related to compliance, planning, documentation and testing, in connection with the internal controls provisions of Section 404 of the Sarbanes-Oxley Act of 2002. We may incur annual audit fees as a private company although the costs of such services have yet to be determined. Additionally, such delisting and termination will eliminate the Company’s obligation to publicly disclose sensitive, competitive business information.

Termination of registration and suspension of our duty to file reports under the Exchange Act will substantially reduce the information which we will be required to furnish to our shareholders under the Exchange Act. Our shareholders will have access to our corporate books and records to the extent provided by the Nevada Revised Statutes, and to any additional disclosures required by our directors’ and officers’ fiduciary duties to us and our shareholders.

Our Board anticipates that we will continue to have our common stock quoted on the OTC Markets; however, liquidity is likely to be limited due to the fact that we will no longer file the reports required by the Exchange Act.

The Board of Directors recommends a vote “FOR” the voluntary withdrawal of our common stock from listing on the NYSE MKT by submitting a written notice to the NYSE MKT of our intention to withdraw and subsequently a Form 25 and subject to meeting certain conditions, the filing of a Form 15 to terminate registration of our common stock under Section 12(g) of the Exchange Act and to suspend our duty to file reports under the Exchange Act.

OTHER MATTERS

Management knows of no other matters to come before the meeting other than those referred to in the notice of meeting. However, should any other matters properly come before the meeting, the shares represented by the proxy solicited hereby will, on a poll, be voted on such matters in accordance with the best judgment of the persons voting the shares represented by the proxy.

APPROVAL AND CERTIFICATION

The contents of this proxy statement have been approved and this mailing has been authorized by our Board.

Where information contained in this proxy statement rests specifically within the knowledge of a person other than the Company, and that person has provided the information to the Company, the Company has relied upon information furnished by such person.

The foregoing contains no untrue statement of material fact and does not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in the light of the circumstances in which it was made.

Dated this [      ]th day of [      ], 2013

BY ORDER OF THE BOARD OF DIRECTORS

/s/Shunqing Zhang
Shunqing Zhang
Chairman of the Board
Chief Executive Officer and President

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR proposals 1. and 2.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000182903_1 R1.0.0.51160

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement is/are available at www.proxyvote.com .

CHINA GENGSHENG MINERALS, INC.
Special Meeting of Stockholders
September 2, 2013 10:00 AM
This proxy is solicited by the Board of Directors

The stockholders hereby appoints Shunqing Zhang, as proxy, with the power to appoint his substitute, and hereby authorizes him to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of CHINA GENGSHENG MINERALS, INC. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at No. 88 Gengsheng Road, Dayugou Town, Gongyi, Henan, People's Republic of China, on Monday, September 2, 2013, commencing at 10:00 a.m., local time, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

0000182903_2 R1.0.0.51160